                                                                    EXHIBIT 10.3

                              Office Space Lease

                                      for

                   730 LOUIS DRIVE, WARMINSTER, PENNSYLVANIA

                                by and between

                       EQUIVEST MANAGEMENT CORPORATION,
                            (as Agent for Landlord)

                                      and

                                ORAPHARMA, INC.

                                  (as Tenant)

                             Date: June ___, 1998

                               TABLE OF CONTENTS


     Section                                                         Page
     ---------                                                       ----
1.   Definitions..................................................      1
2.   Premises.....................................................      1
3.   Completion of Premises.......................................      1
4.   Term.........................................................      3
5.   Use of Premises..............................................      3
6.   Rent.........................................................      3
7.   Insurance....................................................      7
8.   Repairs and Maintenance......................................      8
9.   Utilities and Services.......................................      9
10.  Governmental Regulations.....................................     10
11.  Signs........................................................     10
12.  Alterations, Additions and Fixtures..........................     10
13.  Mechanic's Liens.............................................     11
14.  Landlord's Right of Entry....................................     12
15.  Damage by Fire or Other Casualty.............................     13
16.  Non-Abatement of Rent........................................     14
17.  Indemnification..............................................     14
18.  Condemnation.................................................     15
19.  Quiet Enjoyment..............................................     16
20.  Rules and Regulations........................................     16
21.  Assignment and Sublease......................................     16
22.  Tenant's Relocation..........................................     19
23.  Subordination................................................     19
24.  Curing Tenant's Defaults.....................................     20
25.  Surrender....................................................     20
26.  Defaults-Remedies............................................     21
27.  Condition of Premises........................................     23
28.  Hazardous Substances.........................................     24
29.  Recording....................................................     25
30.  Brokers' Commission..........................................     25
31.  Notices......................................................     25
32.  Irrevocable Offer: No Option.................................     26
33.  Inability to Perform.........................................     26
34.  Survival.....................................................     26
35.  Corporate Tenants............................................     26
36.  Waiver of Invalidity of Lease................................     26
37.  Security Deposit.............................................     26
38.  Tenant Estoppel Certificate..................................     27
39.  Rights Reserved by Landlord..................................     28
40.  Miscellaneous................................................     29
41.  Additional Definitions.......................................     31

THIS LEASE (the "Lease") is made the ___ day of June, 1998 between EQUIVEST MANAGEMENT CORPORATION, AGENT (herein referred to as "Landlord") or the successors in title to the below described Building whose address is 215 South Broad Street, Suite 600, Philadelphia, Pennsylvania 19107 and ORAPHARMA, INC. (herein referred to as "Tenant") whose address is 1200 Route 22 East, Suite 200, Bridgewater, New Jersey 08807.

                                   PREAMBLE
                                   --------

                    BASIC LEASE PROVISIONS AND DEFINITIONS

     In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1.   ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable
     ---------------
     by Tenant to Landlord or to third parties pursuant to the provisions of the Lease.

2.   BASE YEAR shall mean the calendar year ending December 31, 1999.
     ---------

3.   BROKER(S) shall mean Kelley & Associates, Inc. and The Flynn Company.
     ---------

4.   BUILDING shall mean 730 Louis Drive, Warminster, Pennsylvania as described
     --------
     on Exhibit A hereto.
        ---------

5.   BUILDING HOLIDAYS [INTENTIONALLY DELETED].
     -----------------

6.   COMMENCEMENT DATE shall be October 1, 1998 subject to Sections 3 and 4 of
     -----------------
     the Lease.

7.   DEMISED PREMISES OR PREMISES shall be approximately eleven thousand three
     ----------------------------
     hundred (11,300) gross rentable square feet which includes an allocable share of the Common Facilities as defined Section 2 subject to final measurement and agreement in accordance with 1996 BOMA standards.

8.   EXHIBITS shall be the following, attached to this Lease and incorporated
     --------
     herein and made a part hereof:

          Exhibit    A          Location of Premises
          Exhibit    A-1        Office Building Area
          Exhibit    B          Rules and Regulations
          Exhibit    C          Landlord's Work
          Exhibit    D          Tenant Estoppel Certificate
          Exhibit    E          Commencement Date Agreement

9.   EXPIRATION DATE shall be the day before the fifth (5/th/) calendar year
     ---------------
     anniversary of the Commencement Date.

10.  FIXED BASIC RENT shall be calculated and payable as follows:
     ----------------

                    Rate per square foot
         Square   (net of operating costs     Yearly       Monthly
 Year   Footage        and utilities)          Rate      Installment
------  -------   ------------------------  -----------  -----------

  1     11,300             $14.50           $163,850.00   $13,654.17
  2     11,300             $15.00           $169,500.00   $14,125-00
  3     11,300             $15.50           $175,150.00   $14,595-83
  4     11,300             $16.00           $180,800.00   $15,066.67
  5     11,300             $16.50           $186,450.00   $15,537.50
                           Total:           $875,750.00


11.  OFFICE BUILDING AREA is as set forth on Exhibit A-1
     --------------------                    -----------

12.  PERMITTED USE shall be general office use and research and development
     -------------
     laboratory, including pilot production of new products.

13.  PROPORTIONATE SHARE shall mean twenty two percent (22%).
     -------------------

14.  SECURITY DEPOSIT shall be Twenty Seven Thousand Three Hundred Eight and
     ----------------
     34/100 Dollars ($27,308.34).

15.  TERM shall mean five (5) years from the Commencement Date unless terminated
     ----
     or extended pursuant to any option or provision contained herein.


                     1998                          40,962.51
                     1999                         165,262.53
                     2000                         170,912.49
                     2001                         176,562.48
                     2002                         182,212.53
                     2003                         139,837.50
                                                  ----------
                                                  875,750.04
                                                  ==========

     For and in consideration of the covenants herein contained, and upon the terms and intending to be legally bound, agree as conditions herein set forth Landlord and Tenant, intending to be legally bound, agree as follows:

     1. Definitions. The definitions set forth in the preceding Preamble shall apply to the same capitalized terms appearing in this Lease Agreement. Additional definitions are contained in Section 41 and throughout this Lease.

     2. Premises. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term (as defined in Section 4) and upon the terms, covenants, conditions, and provisions set forth in this Lease Agreement, including the Preamble (this "Lease"). The Tenant's interest in the Premises as tenant shall include the right, in common with Landlord and other occupants of the Building, to use driveways, sidewalks, and parking areas, for the use of all of the tenants of the Building (the "Common Facilities").

     3.   Completion of Premises.

          (a) The Landlord shall, at its sole cost and expense, cause to be completed on the Premises in accordance with the plans and specifications attached hereto as Exhibit C (herein called the "Plans"), which Plans shall be
                   ---------
mutually acceptable by both Landlord and Tenant, certain improvements ("Landlord Improvements"). All necessary construction shall be commenced promptly following Landlord's execution and acceptance of this Lease and Tenant's delivery of the first month's Fixed Basic Rent and the Security Deposit to Landlord and shall be substantially completed ready for use and occupancy by Tenant on the Lease Commencement Date set forth in the Preamble; provided, however, that the time for substantial completion of the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles; delays in Tenant's selection of materials, plans or specifications; governmental restrictions and limitations; unavailability or delays in obtaining fuel, labor or materials; war or other national emergency; accidents; floods; defective materials; fire damage or other casualties; adverse weather conditions; or any cause similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers. The Premises shall be deemed substantially completed when the Landlord Improvements have been substantially completed or Tenant is in receipt of a Certificate of Occupancy or Temporary Certificate of Occupancy, (punchlist items excepted), unless the failure to obtain such Certificate of Occupancy or Temporary Certificate of Occupancy, is due solely to the failure of Tenant to complete Tenant Work as described in Section 3(b) below. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date as hereinafter defined, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant, in so doing, shall not interfere with or delay the work to be performed hereunder by Landlord, and Tenant shall use contractors and workmen compatible with the contractors and workmen engaged in the work to be performed hereunder by Landlord, and Tenant shall have obtained Landlord's written consent to installing any furnishings or equipment which consent shall not be unreasonably withheld or delayed. If Landlord shall fail to deliver possession of the Premises by the Commencement Date for any reason, whether or not within Landlord's control, Landlord shall not be subject to any liability to Tenant.
If Landlord fails to deliver the Premises by November 1, 1998, then Tenant may terminate this Lease upon three (3) days prior written notice to Landlord of such election and upon such termination Tenant and Landlord shall have no further obligations hereunder and this Lease shall be null and void.

          (b) Tenant Work. Tenant shall cause to be completed upon the Premises in accordance with applicable laws, ordinances or regulations and orders of federal, state or other governmental authorities, those improvements, other than the Landlord Improvements, which are necessary or desirable to Tenant in order to make the Premises suitable for Tenant's use and occupancy ("Tenant Work"). Tenant Work shall be subject to the following conditions:

                (i) Not later than ten (10) days prior to commencing the Tenant Work, Tenant shall provide Landlord with plans and specifications of the Tenant Work, and the identity of the general contractor engaged by Tenant to perform the Tenant Work.

                (ii) Tenant or Tenant's contractor shall, throughout the period of construction, procure and maintain building's risk insurance coverage in an amount sufficient to cover the cost of Tenant Work, and naming the Tenant and Landlord as additional insureds, as their interests may appear.

                (iii) Tenant shall promptly pay and discharge all costs, expenses, damages and other liabilities which may arise in connection with or by reason of the Tenant Work.

                (iv) Tenant shall not permit the filing of any mechanic's lien and, within thirty (30) days after written notice of its existence thereof from Landlord shall discharge or bond over any mechanic's lien for material or labor claimed to have been furnished to the Premises on Tenant's behalf (except for work contracted for by Landlord). Prior to commencing any of the Tenant Work, Tenant shall (i) file waivers on behalf of each contractor waiving such contractor's night to file for or claim a mechanic's lien under Pennsylvania's Mechanic's Lien Law and (ii) provide to Landlord a time-stamped cover of such filings.

                (v) The Tenant Work shall be completed in accordance with the plans and specifications and construction schedule prepared by Tenant and attached hereto or provided to Landlord, subject to changes as may be approved by Tenant pursuant to a written change order signed by Tenant.

                (vi) The Tenant Work will not weaken or impair the structural integrity or lessen the value of the Premises or any part thereof

                (vii) Not later than two (2) business days prior to commencement of the Tenant Work, Tenant shall obtain, at Tenant's sold cost and expense, all permits and approvals necessary for construction of the Tenant Work and shall provide a copy of same to Landlord promptly upon receipt.

     4. Term. The term of this Lease shall commence on the Commencement Date. Following the Commencement Date, the term of this Lease, unless sooner terminated as expressly provided in this Lease, shall continue until the date of expiration of the term specified as the Term of Lease in the Preamble plus the number of days which remain in the calendar month in which such term expires (the "Term"). Upon request of Landlord, Tenant shall enter into a memorandum agreement stipulating the actual Commencement Date of the Term substantially in the form attached hereto as Exhibit E.
                            ---------

     5. Use of Premises. Tenant shall occupy the Premises throughout the Term and shall use the same for, and only for, the Permitted Use specified in the Preamble. The Building is designed to normal building standards for floor-loading capacity. Tenant shall not use the Premises in such ways which, in Landlord's judgment, exceed such load limits.

     6. Rent. Unless otherwise specifically requested by Landlord at any time, Fixed Basic Rent, Additional Rent and any other rent or other sums due under this Lease (hereunder collectively referred to as Rent) shall be paid and delivered to Landlord's on-site property manager, if any, as agent for Landlord, in the amounts, time and manner more particularly provided in this Lease.

          (a) Fixed Basic Rent. Tenant shall pay, throughout the Term, Fixed Basic Rent in the amount specified in the Preamble, without notice or demand and without setoff or deduction, in equal monthly installments equal to one-twelfth of the Fixed Basic Rent (specified as Monthly Installments in the Preamble), in advance, on the first day of each calendar month during the Term. If the Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent shall be apportioned on a per them basis for the period between the Commencement Date and the first day of the first full calendar month in the Term and such apportioned sum shall be paid on the Commencement Date.

          (b) Additional Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, in the manner more particularly set forth below, Tenant's Proportionate Share of Annual Operating Costs (as defined below) for the Property to the extent same exceeds Tenant's Proportionate Share of Annual Operating Costs for the Base Year:

                i) Annual Operating Costs. The term "Annual Operating Costs" shall mean all costs Landlord incurs from owning, operating and maintaining the Building and the lot or tract of land on which it is situated (the "Property"). Annual Operating Costs shall include, by way of example rather than limitation: insurance costs, including premiums; fees; Impositions (defined below); costs for repairs, maintenance and service contracts; management fees; landscaping; snow removal; governmental permits fees; costs of compliance with governmental orders and regulations; administrative and overhead expenses; costs of furnishing water, sewer, electricity, gas, fuel, and other utility services, for use in common areas of the Building and Property; and the cost of janitorial service and trash removal; excluding, however, from Annual Operating Costs the
                           ---------
following: costs which are treated as capital expenditures (except as provided in Section 10(b)) under generally accepted accounting principles; mortgage debt or ground rents incurred by Landlord as owner of the Property; income, excess profits, corporate capital stock or franchise tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed, in lieu of all or any part of any currently existing Imposition or an increase in any currently existing Imposition; leasing commissions, accountants', consultants' or attorneys' fees, costs and disbursement and other expenses incurred in connection with negotiations or disputes with tenants or prospective tenants or associated with the enforcement of any leases or the defense of Landlord's title to or interest in the Building in connection with any proceedings involving real property taxes other than disputes regarding tax assessment and reduction of real property taxes; costs of construction of the Building and related facilities and correction of defects in construction of the Building (including permit, license and inspection fees); costs of any items or services sold or provided to tenants (including Tenant) for which Landlord is entitled to be reimbursed by such tenants or which are not generally provided to all tenants of the Building; fees and higher interest charges caused by Landlords refinancing the Building; all repairs to the interior of the Building of a structural nature (not made necessary by unusual use by Tenant); costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; overhead and profit increment paid to subsidiaries or affiliates of Landlord, or to any party as a result of a noncompetitive selection process, for management or other services on or to the Building or for supplies or other materials, to the extent that the costs of such services, supplies or materials exceed the costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; general overhead and administrative expenses except salaries of on-site property manager, management secretary and maintenance man; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be for a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building; all items and services for which Tenant reimburses Landlord or pays third persons or which

Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement; commissions, advertising, and promotional expenditures; costs incurred in managing or operating any parking facilities; nor any other expense which under generally accepted accounting principles and practice would not be considered a normal maintenance or repair expense. "Impositions" shall mean all levies, taxes, assessments, charges, imposts, and burdens, of whatever kind and nature, ordinary and extraordinary, which are assessed or imposed during the Term by any federal, state or municipal government or public authority or under any law, ordinance or regulation thereof or pursuant to any recorded covenants or agreements upon or with respect to the Property or any part thereof, any improvements thereto, any personal property necessary to the operation thereof and owned by Landlord or this Lease. If under the requirements of any state or local law, a new Imposition is imposed upon Landlord which Tenant is prohibited by law from paying, Landlord may, as its election, terminate this Lease by giving written notice thereof to Tenant.

                ii) Annual Operating Costs - Expense Statement and Reconciliation. For and with respect to each calendar year of the Term (and any renewals or extensions thereof) there shall accrue, as Additional Rent payable hereunder, an amount equal to the product of Tenant's Proportionate Share and the amount of Annual Operating Costs for such year (appropriately pro-rated for any partial calendar year included within the beginning or end of the Term).

                (1) Landlord shall submit to Tenant a statement as soon as reasonably possible after the beginning of each calendar year of the Term, the following:

                      (a) a statement setting forth (i) the Annual Operating Costs for the previous calendar year of the Term and (ii) a calculation of Tenant's Proportionate Share of the Annual Operating Costs for the previous calendar year (the "Expense Statement"); and

                      (b) a statement of Landlord's good faith estimate of the Annual Operating Costs for the current calendar year and (2) a calculation of Tenant's Proportionate Share of the Annual Operating Costs for the current calendar year ("Tenant's Estimated Share").

                (2) Beginning with the next installment of Fixed Basic Rent due after the delivery of the aforesaid statements to Tenant, Tenant shall pay to Landlord, on account of its Proportionate Share of the Annual Operating Costs, the following:

                      (a) a sum equal to the product of one-twelfth (1/12) of Tenant's Estimated Share and the number of calendar months elapsed during the current calendar year up to and including the month payment is made, plus any amounts due from Tenant to Landlord on account of Annual Operating Costs for any prior period(s) of time, less

                      (b) a sum equal to the amount, if any, by which the sum of all payments made by Tenant to Landlord on account of Annual Operating Costs for the previous calendar year exceed those actually specified in the Expense Statement.

                (3) On the first day of each succeeding calendar month until such time as Tenant receives a new Expense Statement and statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its Proportionate Share of Annual Operating Costs, one-twelfth (1/12) of the then current Tenant's Estimated Share. Any payment due from Tenant to Landlord, or any refund due from Landlord to Tenant, on account of Annual Operating Costs not yet determined as of the expiration of the Term shall be made within thirty (30) days after submission to Tenant of the next Expense Statement.

          c) Disputes. Unless Tenant, within (30) days after any statement of Additional Rent is furnished, shall give notice to Landlord that Tenant disputes said statement, specifying in detail the basis for such dispute, each statement furnished to Tenant by Landlord under any provision of this Section shall be conclusively binding upon Tenant as to the particular Additional Rent due from Tenant for the period represented thereby; provided, however, that additional amounts due may be required to be paid by any supplemental statement furnished by Landlord. Tenant shall have the right at reasonable times to examine the records used in making the aforestated determinations, upon written notice in advance; provided however, such disputed amount shall have been paid by Tenant to Landlord. In the event any such examination shall reveal an adverse variance in excess of 10% of the total operating expenses of which Tenant is required to pay their Proportionate Share, Landlord shall reimburse Tenant for the reasonable cost of such examination within thirty (30) days after demand. Tenant shall make all payments of Additional Rent without delay and regardless of any pending dispute over the amount of Additional Rent that is due in accordance with the statements furnished by Landlord. Landlord shall have the right to retain Tenant's security deposit until all Additional Rent payable by Tenant is determined and paid.

                d) Independent Covenant; Survival. Tenant's covenant to pay Rent is independent of any other covenant, agreement, term or condition of this Lease. Without limitation of any obligation of Tenant under this Lease which shall survive the expiration of the Term, the obligation of Tenant to Pay Rent shall survive the expiration of the of the Term.

     7.   Insurance.

                a) Liability. Tenant, at Tenant's sole cost and expense, shall maintain and keep insurance in effect throughout the Term against liability for bodily injury (including death) and property damage in or about the Premises or the Property under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than $2,000,000.00 for each person and $5,000,000.00 in the aggregate for bodily injury (including death) to more than one (1) person and $2,000,000.00 for property damage. The policies of comprehensive general public liability insurance shall name Landlord and Tenant (and if requested, any mortgagee of Landlord) as the insured parties. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. At least ten (10) days prior to the Commencement Date, and thereafter upon Landlord's request, a certificate of insurance shall be delivered to Landlord proving compliance with the foregoing requirements. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of coverage on any such policy upon demand, Landlord shall have the right to purchase such insurance. All payments made by Landlord for such insurance shall be recoverable by Landlord from Tenant, together with interest thereon, as Additional Rent promptly upon demand. In addition to the foregoing, Landlord shall maintain comprehensive general public liability insurance with coverage amounts not less than the amounts of coverage Tenant is required to maintain hereunder. Notwithstanding anything contained herein to the contrary, Tenant may self-insure all of its personal situated within the Premises against property damage and destruction.

                b) Increase of Premiums. Tenant will not do anything or fail to do anything or permit anything to be done which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring insurance (including but not limited to public liability insurance) from companies, and in a form, satisfactory to Landlord. If any breach of this subsection (c) by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as Additional Rent promptly upon demand. If Tenant does anything or fails to do anything or permits anything to be done for which insurance cannot be obtained, and upon twenty five
(25) days prior written notice to Tenant, Tenant fails to procure replacement insurance in a form and from a carrier satisfactory to Landlord, Landlord may terminate this Lease. Landlord shall provide Tenant with any notice received by Landlord relating to any increase in the cost of Landlord's insurance or any notice of cancellation or denial of insurance within three (3) days of Landlord's receipt of such notice.

     8.   Repairs and Maintenance.

               a) Tenant shall, throughout the Term and at Tenant's sole cost and expense, keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term, Tenant shall leave the Premises in good order and condition, ordinary wear and tear, damage by fire or other casualty (which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their agents, employees or invitees, respectively) alone excepted, and for that purpose and except as stated, Tenant will make all necessary repairs and replacements. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall not use or permit the use of any portion of the common areas for other than their intended use as specified by the Landlord from time to time.

               b) Landlord shall, throughout the Term, make all necessary repairs to the structural elements of the Premises including the roof, HVAC and hot water systems servicing the Premises and other improvements located on the Property; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall undertake all such necessary repairs within three
(3) business days and shall proceed with all due diligence to complete such repairs in an expeditious manner. Landlord shall keep and maintain all common areas of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt and rubbish and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition.

               c) Notwithstanding the foregoing, repairs and replacements to the Premises and the Property an-sing out of or caused by Tenant's use, manner of use or, occupancy of the Premises, by Tenants installation of alterations, additions, improvements, trade fixtures or equipment in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant shall be made at Tenant's sole cost and expense and Tenant shall pay Landlord the cost of any such repair or replacement, as Additional Rent, upon demand.

     9.   Utilities and Services.

               a) Landlord shall furnish the Premises with 3 phase 480 volt electricity, an adequate heating and air conditioning system and an adequate hot water system for the normal use and occupancy of the Premises. A separate meter will be installed at Landlord's expense and Tenant shall pay for the consumption of such utilities based upon its metered usage. Tenant shall pay all bills for separately metered utility usage directly to the service provider and any non-payment or late payment of such utility bills shall be deemed a default under the terms of this Lease.

               b) Within the common areas of the Building, Landlord shall furnish reasonable: (i) landscaping, (ii) parking lot maintenance, (iii) common area maintenance and (iv) snow removal. Tenant shall be responsible for its Proportionate Share of such services in accordance with Section 6(b) hereof. Notwithstanding the foregoing, Tenant shall provide janitorial service to the Premises, provided, however, Landlord shall be permitted to undertake such janitorial services upon written notice to Tenant in the event Landlord determines in its reasonable discretion that Tenant is not providing adequate services to the Premises. In such event, Tenant shall pay for such services as Additional Rent.

               c) Landlord shall not be liable for any damages to Tenant resulting from the quality, quantity, failure, unavailability or disruption of any services beyond the reasonable control of Landlord and the same shall not constitute a termination of this Lease or an actual or constructive eviction or entitle Tenant to an abatement of rent. Landlord shall not be responsible for providing any services not specifically provided for in this Lease.

     10.  Governmental Regulations.

               a) Landlord and Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Property. Tenant shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building, any act or thing contrary to any of the laws, ordinances, regulations and requirements referred to in this Section. Tenant shall give Landlord prompt written notice of any accident in the Premises arid of any breakage, defect or failure in any of the systems or equipment servicing the Premises or any portion of the Premises.

               b) Tenant shall pay its Proportionate Share of the cost of capital improvements which Landlord shall install or construct in compliance with governmental requirements which take effect after the commencement of the Term hereof. Tenant's Proportionate Share shall be determined based upon the estimated life of the capital investment item, determined by Landlord in accordance with generally accepted accounting principles, and shall include a cost of capital funds adjustment equal to nine percent (9%) per year on the unamortized portion of all such costs. Tenant shall only have to pay for the portion of the useful life of the capital improvement which falls within the Term. Tenant shall thus make payments in equal annual installments for such capital improvements until the Term expires or until the cost of the improvement has been fully paid for, whichever first occurs; such payments shall be computed by Landlord at the time of installation of the capital improvement in the same manner as Landlord makes computations of Tenant's share of the annual operating costs pursuant to Section 6(b)(ii).

               c) Tenant shall pay all taxes imposed upon Tenant's furnishings, trade fixtures, equipment or other personal property.

     11. Signs. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, Tenant shall not place, erect, maintain or paint any signs upon the Premises or the Property unless the design of such sums are approved by Landlord in writing which approval shall not be unreasonably withheld or delayed and comply with all applicable governmental rules, regulating ordinances or other statutes. Tenant shall be solely responsible for all costs and expenses associated with the erection of any signs upon the Premises and shall be obligated to obtain and provide to Landlord any and all necessary permits prior to the placement or erection of such signs.

     12.  Alterations, Additions and Fixtures.

               a) Tenant shall have the right to install in the Premises any trade fixtures; provided, however, that no such installation and no removal thereof shall be permitted which affects any structural component of the Building or Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused by installation or removal.

               b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Property without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord's prior written consent, which shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord including, without limitation, the filing of mechanics' lien waivers by Tenant's contractors and the submission of written evidence of adequate insurance coverage naming Landlord as an additional insured thereunder. If Landlord consents to any proposed alterations, improvements or additions or Tenant's contractor performs any of the work identified in Section 3 of this Lease Agreement, then Tenant shall make the proposed alterations, improvements and additions at Tenants sole cost and expense provided that: (i) Tenant supplies any necessary permits; (ii) such alterations and improvements do not, in Landlord's judgment, impair the structural strength of the Building or any other improvements or reduce the value of the Property; (iii) Tenant takes or causes to be taken all steps that are otherwise required by Section 13 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborers or materialman's lien upon the Premises or the Property; (iv) Tenant uses a contractor approved by Landlord; (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not annoyed or disturbed by such work; (vi) the alterations, improvements or additions shall be installed in accordance with the approved plans and specifications and completed according to a construction schedule approved by Landlord; and (vii) Tenant provides insurance of the types and coverage amounts required by Landlord. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment by Landlord unless, upon the termination of this Lease, Landlord instructs Tenant in writing to remove the same in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Property caused by the installation or removal. Notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its approval to any proposed alterations, additions or improvements to the Premises in its absolute and sole discretion with respect to any such alteration, addition or improvement which Landlord determines involves any modification to the Building's exterior or its structural, electrical, mechanical or plumbing systems, or any components thereof.

     13. Mechanic's Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Property so as to minimize the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises or the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall cause such lien or notice of lien to be discharged of record by payment, deposit, bond or otherwise within fifteen (I 5) days after the filing thereof or after Tenant's receipt of notice thereof, whichever is earlier, regardless of the validity of such lien or claim. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within such fifteen (I 5) day period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses including, without limitation, attorneys' fees incurred by Landlord in connection therewith, together with interest at a rate of nine percent (9%) per annum from the respective dates of Landlord's making such payment or incurring such cost or expense, which shall constitute Additional Rent payable hereunder promptly upon demand therefor. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Further, notwithstanding anything to the contrary contained in this Lease, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request by Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or the Property or any part of any thereof, nor as giving Tenant any right, power or authority to contract or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building, the Property or any part of any thereof. Throughout this Lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Property or any interest therein or income therefrom on account of any mechanic's, laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic's lien.

     14.  Landlord's Right of Entry.

               a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter tile Premises at all reasonable times, upon twenty four (24) hour notice to Tenant (except in the case of an emergency), for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.


               b) Landlord shall have the right at all reasonable times to, with twenty four (24) hour prior notice to Tenant, enter and to exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last twelve (12) months of the Term, to enter upon and to exhibit the Premises to any prospective tenant.

     15.  Damage by Fire or Other Casualty.

               a) If the Premises or Building is damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon Landlord shall, subject to the consent of Landlord's present or future mortgagee and to the conditions set forth in this Section 15, repair, rebuild or replace such damage and restore the Premises to substantially the same condition as the Premises were in immediately prior to such damage or destruction (except for the Tenant Work). Notwithstanding the foregoing, if the Premises is destroyed or damaged to the extent that in Landlord's reasonable judgment the Premises cannot be repaired or restored within one hundred twenty (120) days after such casualty, Landlord or Tenant may, subject to the rights of Landlord's mortgagee, terminate this Lease by written notice to the other within thirty (30) days after the date of such casualty. In the event Tenant disagrees with Landlord's determination that the Premises can be restored or repaired within the aforesaid one hundred and twenty (120) day period, then Tenant may, at its sole cost and expense, employ its own professional engineer or other qualified person to review such determination. If such person determines that it is unlikely that the restoration can be completed within such period and the Landlord, Tenant and Tenant's professional engineer cannot agree as to whether such restoration work can be completed within such period, then the parties shall employ a mutually agreeable third party professional engineer or other qualified person to make such determination which determination shall be binding upon the parties. In the event the third party professional engineer or other qualified person determines that the restoration work is unlikely to be completed within such one hundred twenty (120) day period, then either Landlord or Tenant shall be entitled to terminate this Lease upon written notice to the other party.

               b) The repair, rebuilding or replacement work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control.

               c) The net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration and that Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies. In the event such proceeds will not be sufficient to cover the cost of restoration or will not be made available to permit Landlord to timely complete the restoration work, then Landlord shall notify Tenant that it will not be able to complete such restoration work within such one hundred and twenty (120) day period and upon such notice either party may elect to terminate this Lease upon written notice to the other.

               d) Landlord's obligation or election to restore the Premises under this Section shall be subject to the terms of any present or future mortgage affecting the

Premises and to the mortgagee's consent if required in the mortgage and shall not, in any event, include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

               e) Landlord shall at all times maintain insurance against loss or damage to the Building by fire and such other casualties as may be included within fire and extended coverage insurance or all-risk insurance in an amount not less than the replacement cost of the Building, together with a rental coverage endorsement or other comparable form of coverage. If Tenant is dispossessed of the Premises due to fire or other casualty, Tenant will receive an abatement of its Fixed Basic Rent and Additional Rent during the period Tenant is dispossessed.

     16. Non-Abatement of Rent. Except as otherwise expressly provided in subsection 15(e) and as to condemnation in subsections 18(a) and (b) there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent or other sums payable hereunder for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation or any default by Landlord under this Lease.

     17.  Indemnification

               a) Unless such loss, costs or damages were caused by negligence or willful misconduct of Landlord, its employees, agents or contractors, Tenant hereby agrees to indemnify, defend and hold the Landlord and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney's fees and costs) suffered by Landlord, its agents, employees or contractors, as a result of any claim by a third party, its agents, employees or contractors arising from Tenant's occupancy of the Premises. Tenant shall have the right to designate counsel acceptable to Landlord, such approval not to be unreasonably withheld, to assume the. defense of any such third party claim on behalf of itself and Landlord. Landlord shall not have the right to settle any claim without the consent of Tenant. This indemnity shall survive the expiration or termination of this Lease.

               b) If Landlord brings any action under this Lease Agreement, Tenant agrees in each case to pay Landlord's reasonable attorney's fees and other costs and expenses incurred by Landlord in connection therewith; provided, however, the Landlord prevails in such action.

     18.  Condemnation.

               a) Termination. If (i) all of the Premises covered by a condemnation; or (ii) any of the Premises is covered by a condemnation and the remaining part is insufficient in Tenant's sole judgment for the reasonable operation therein of Tenant's business; or (iii) subject to the provisions of subsection 18(b)(1) hereof, any of the Property is covered by a condemnation and, in Landlord's sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor. Landlord shall give Tenant written notice of any notice of condemnation that it receives within ten (10) days of the date of receipt of such notice by Landlord. Upon such termination the Fixed Basic Rent and all Additional Rent herein reserved shall be apportioned and paid in full Tenant to Landlord to that date and all such rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

               b)   Partial Condemnation.

                    i) If there is a partial condemnation and Landlord decides to terminate pursuant to subsection 18(a)(iii) or if Tenant elects to terminate pursuant to Section 18(a)(ii) hereof then Tenant may require Landlord, except during the last two (2) years of the Tenn, to withdraw its notice of termination by: [A] giving Landlord written notice thereof within ten (10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, [B] agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expended by Landlord in collecting the condemnation proceeds, and [C] giving Landlord adequate security for such payment within such ten (10) day period.

                    ii) If there is a partial condemnation and this Lease has not been terminated pursuant to subsection (a) hereof, Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor; provided, however, that Landlord shall only be obligated to restore such damage from condemnation to the extent possible with the award damage. If the condemnation proceeds are more than adequate to cover the cost of restoration and the Landlord's expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

                    iii) If there is a partial condemnation and this Lease has not been terminated by the date upon which the condemnor obtains possession, the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the Term of the Fixed Basic Rent according to the value of the Premises before and after the date upon which the condemnor takes possession. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.

               c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses and moving expenses, loss of business and any other claims Tenant may have; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without rotation, all claims for leasehold damages and diminution in value of Tenants leasehold interest.

               d) Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition not exceeding thirty (30) consecutive days or sixty (60) days in any successive twelve (12) month period then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by the condemnor to Landlord and the condemnor shall be considered a subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the rent due hereunder, net of costs, to Landlord for the collection thereof, or as much thereof as may be necessary for the purpose, toward the amount due from Tenant as rent for that period; and, Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount of the rent, or Landlord shall pay to Tenant any excess of the amount of the award over the amount of the rent.

     19. Quiet Enjoyment. Tenant, upon paying the Fixed Basic Rent, Additional Rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

     20. Rules and Regulations. The Landlord hereby reserves the right to prescribe, from time to time, at its sole discretion, reasonable rules and regulations (herein called the "Rules and Regulations") attached hereto as Exhibit B governing the use and enjoyment of the Premises and the remainder of
---------
the Property. The Rules and Regulations shall not materially interfere with the Tenants use and enjoyment of the Premises in accordance with the provisions of this Lease for the Permitted Use and shall not increase or modify Tenant's obligations under this Lease. In the event of a conflict between the Lease Agreement and such rules and regulations, the Lease Agreement shall control.
The Tenant shall comply at all times with the Rules and Regulations and shall cause its agents, employees, invitees, visitors, and guests to do so.

     21. Assignment and Sublease. Tenant may assign or sublease the within Lease to any party subject to the following:

               a) In the event Tenant desires to assign this Lease or sublease all of the Premises to any other party, Tenant shall provide written notice of the terms and conditions of such assignment or sublease to Landlord prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Landlord shall have the option, exercisable by written notice to Tenant within ten (10) business days of Landlord's receipt of written notice from Tenant, to: (i) sublease such space from Tenant at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease or (b) the terms set forth in the proposed sublease, (ii) recapture all of the Premises ("Recapture Space") so that such prospective subtenant or assignee shall then become the sole Tenant of Landlord hereunder, or (iii) recapture the Recapture Space for Landlord's own use, whereupon Tenant shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

               b) In the event that the Landlord elects not to recapture the Lease as hereinabove provided, the Tenant may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Landlord's prior written consent, on the basis of the following terms and conditions:

                    i) The Tenant shall provide to the Landlord the name and address of the assignee or subtenant.

                    ii) The assignee or subtenant shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Landlord within ten (10) days of its execution. Any sublease shall expressly acknowledge that said subtenant's rights against Landlord shall be no greater than those of Tenant.

                    iii) The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                    iv) In the event of a sublease of less than all of the Premises, and the provisions of written notice thereof as set forth in Section 21 above, the Tenant shall be entitled to retain any net profit received from such subleasing.

                    v) In any event, the acceptance by the Landlord of any rent from the assignee or from any of the subtenants or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                    vi) Landlord shall require a Five Hundred Dollars ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord's actions in refusing to consent thereto.

               c) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of subsection a hereof shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated actions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets (1) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

               d) In the event that any or all of Tenant's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any or all of Tenant's interest in the Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor", for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right (60) days next following its receipt of the written notice as to Disposition, as set forth herein. Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant's interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor, but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

               e) Without limiting any of the provisions of this Section 21, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, together with simple interest calculated at the rate of five percent (5%) per annum, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for any security deposit required hereunder.

               f) Except as specifically set forth above, no portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

     22.  Tenant's Relocation.  [Intentionally Omitted].

     23. Subordination. This Lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Property or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the lien of any such other mortgage or to the lien of any such first mortgage, if requested to do so by Landlord with the consent of the first mortgagee, any other mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease Agreement upon any foreclosure. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. Landlord agrees that it will use best efforts to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement from the holder(s) of any mortgage or other security interest affecting the Premises of Building. As of the date of this Lease, there is no mortgage encumbering the Property.

     24. Curing Tenant's Defaults. If Tenant defaults in the performance of any its obligations hereunder, Landlord may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of Tenant on or after the earlier of: (i) ten (10) days after receipt of written notice (except in the case of emergency) by Tenant or (ii) the due date for payment so as to avoid the assessment of any late charge or penalty. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed Additional Rent payable with ten (10) days of demand.

     25.  Surrender.

               a) At the expiration or earlier termination of the Term Tenant shall promptly yield up the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises in a condition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the Term, ordinary wear and tear excepted provided however, Tenant shall be permitted to remove all of its personalty located within the Premises.

               b) If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof without prior written consent of Landlord, the tenancy under this Lease shall become, at the option of Landlord, expressed in a written notice to Tenant and not otherwise, either from month-to-month or for a period of one (1) year, terminable by Landlord on thirty (30) days prior notice, under the same terms and conditions set forth in this Lease; except, however, that the Fixed Basic Rent during such continued occupancy shall be 150% of the amount set forth in subsection 6(a) and Tenant shall indemnify Landlord for any loss or damage incurred by reason of Tenant's failure to surrender the Premises. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in subsection 26(b) hereof.

     26.  Defaults-Remedies.

            a) Defaults. It shall be an event of default under this Lease if any one or more of the following events occurs:

               i) Tenant fails to pay in full, when due and without demand, any and all installments of Fixed Basic Rent or Additional Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent.

               ii) Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition contained in this Lease.

               iii) Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver or similar official for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute an event of default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.

               iv)  Any of the events enumerated in subsections (a)(i) through
(a)(iv) of this Section happen to any guarantor of this Lease.

            b) Remedies. Upon the occurrence of an event of default under this Lease, Landlord shall have all of the following rights:

               i) Landlord may charge a late payment charge of five (5%) percent of any amount owed to Landlord pursuant to this Lease which is not paid within five (5) days of the due date which is set forth in the Lease or, if a due date is not specified in this Lease, within thirty (30) days of the mailing therefor by Landlord. If Landlord incurs a late charge in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such late charge incurred by Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord's imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

               ii) Landlord may accelerate the whole or any part of the Fixed Basic Rent and all Additional Rent for the entire unexpired balance of the Term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be, paid by Tenant, and any Fixed Basic Rent or other charges, payments, costs and expenses so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease . such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance.

               iii) Landlord may re-enter the Premises and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being. liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

               iv) Landlord may terminate this Lease and the Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Upon such termination,

Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the Fixed Basic Rent and Additional Rent reserved for the balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant all of which amount shall be immediately due and payable from Tenant to Landlord upon demand therefor.

               v) WHEN THIS LEASE AND THE TERM OR ANY EXTENSION OR RENEWAL THEREOF SHALL HAVE BEEN TERMINATED ON ACCOUNT OF ANY DEFAULT BY TENANT, OR WHEN THE TERM HAS EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, AND TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION FOR JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE A SUFFICIENT WARRANT; WHEREUPON, IF LANDLORD SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT IS FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED AND POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE OR TENANT'S RIGHT OF POSSESSION AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS IN EJECTMENT AS HEREINBEFORE SET FORTH TO CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES.

          c) Non-Waiver. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any event of default by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent event of default.

          d) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter exist-ing at law or in equity or by statute.

     27. Condition of Premises. Tenant represents that the Property and the Premises, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, the nature, condition or usability thereof or the use or uses to which the Premises and the Property or any part thereof may be put under present zoning ordinances or otherwise, except as to work to be performed by Landlord pursuant to Section 3 and except as to latent defects in such work. Tenant's occupancy of the Premises shall constitute acceptance of the Work performed by Landlord pursuant to Section 3.

     28.  Hazardous Substances.

          a) Landlord and Tenant shall not cause or allow the generation, treatment, storage or disposal of Hazardous Substances on or near the Premises or Property. "Hazardous Substances" shall mean (i) any hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended, (ii) any
                                             -- ---
hazardous waste or hazardous substance as those terms are defined in any local, state or Federal law, regulation or ordinance not inapplicable to the Premises and Property, or (iii) petroleum including crude oil or any fraction thereof except that Tenant will be allowed to use Hazardous Substances in connection with its business operations. Tenant shall use, store, handle and dispose of such Hazardous Substances in furtherance of its business in accordance with all applicable Federal, state and local laws, regulations and ordinances.

          b) Landlord and Tenant agree to indemnify, defend and hold harmless the other, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability, or loss, including reasonable attorneys' and other fees,. arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Landlord or Tenant, its employees, agents, contractors, or invitees, on or near the Premises or Property. Such duty of indemnification shall include, but not be limited to damage, liability, or loss pursuant to all Federal, state and local environmental laws, rules and ordinances, strict liability and common law.

          c) Landlord and Tenant agree to notify each other immediately of any disposal of Hazardous Substances in the Premises or Property (other than those used by Tenant as set forth and in accordance with Section 28(a) above), of any discovery of Hazardous Substances in the Premises, or of any notice by a governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises or Property may have occurred. Furthermore, Landlord and Tenant agree to provide the other with full and complete access to any documents or information in its possession or control relevant to the question of the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises.

          d) Landlord represents and warrants that, to the best of its knowledge, there are no Hazardous Substances in, under or about the Building.

     29. Recording. Neither this Lease nor a memorandum of this Lease shall be recorded in any public records without the written consent of Landlord.

     30. Brokers' Commission. Landlord and Tenant represent and warrant to the other that the Brokers (as defined in the Preamble) are the sole brokers with whom Landlord and Tenant have negotiated in bringing about this Lease and Landlord and Tenant agree to indemnify and hold harmless the other from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. In the event the transaction contemplated by this Lease successfully closes, the Landlord shall Pay Brokers any and commissions due to the Brokers in accordance with separate agreements between Landlord and Broker. In no event shall Landlord's mortgagee(s) have any obligation to any broker involved in this transaction.

     31. Notices. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either Party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission addressed as follows:

          If to Tenant:

          Mr. James Ratigan
          Chief Financial Officer
          Orapharrna, Inc.
          1200 Route 22 East
          Suite 200
          Bridgewater, NJ 08807
          Facsimile: (908) 219-9097

          with a copy to:

          Peter Harrison, Esquire
          107 Fast Court Street
          Doylestown, PA 18901
          Facsimile: (215) 348-2394

          If to Landlord:
          Equivest Management Corporation, Agent
          215 South Broad Street, Suite 600
          Philadelphia, PA 19107
          Facsimile: (215) 732-9067
          with a copy to:

          Matthew J. Swett, Esquire
          Adelman Lavine Gold and Levin
          Suite 1900, Two Penn Center Plaza
          Philadelphia, PA 19102-1799
          Facsimile: (215) 557-7922

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent.

     32. Irrevocable Offer: No Option. Although Tenant's execution of this Lease shall be deemed an offer irrevocable by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

     33. Inability to Perform. If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any cause whatsoever beyond Landlord's control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord.

     34. Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of this Lease, whether by lapse of time or otherwise, shall not relieve Tenant from its obligations accruing prior to the expiration of the Term.

     35. Corporate Tenants. If Tenant is a corporation, the person(s) executing this Lease on behalf of Tenant hereby covenant(s) and Warrant(s) that:
Tenant is a duly formed corporation qualified to do business in the state in which the Property is located; Tenant will remain qualified to do business in said state throughout the Term and any renewals thereof; and such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.

     36. Waiver of Invalidity of Lease. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

     37. Security Deposit. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with Landlord the Security Deposit, as set forth in the Preamble. The Security Deposit shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default hereunder). Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord to cure any default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit or any portion thereof on account of a default, the Security Deposit, or such remaining portion of the Security Deposit shall be returned to Tenant, together with simple interest calculated at the rate of five percent (5%) per annum, promptly following the termination of this Lease.

     38.  Tenant Estoppel Certificate.

               a) Tenant shall from time to time, within ten (10) days after Landlord's request or that of any mortgagee of Landlord, execute, acknowledge and deliver to Landlord a written instrument in recordable form, substantially in the form attached hereto as Exhibit E (a "Tenant Estoppel Certificate"),
                               ---------
certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended (or, if there have been modifications, supplements or amendments, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments); (ii) the dates to which Fixed Basic Rent and Additional Rent and any other charges arising hereunder have been paid; (iii) the amount of any prepaid rents or credits due Tenant, if any; (lv) if applicable, that Tenant has accepted possession and has entered into occupancy of the Premises, and certifying the Commencement Date and the Termination Date; (v) whether or not to the best of the Tenant's knowledge, all conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying each, if any, unsatisfied condition and each, if any, default of which Tenant may have knowledge; and (vi) any other fact or condition reasonably requested. Any certification delivered pursuant to the provisions of this Article shall be intended to be relied upon by Landlord and any mortgagee or prospective mortgagee or purchaser of the Property of any interest therein.

               b) The failure of Tenant to execute, acknowledge and deliver to Landlord a written Tenant Estoppel Certificate in accordance with the provisions of this Section 38 within said ten (10) day period shall constitute an acknowledgment by Tenant, which may be relied upon by any mortgagee or prospective mortgagee or any purchaser of the Property or of any interest therein, that this Lease has not been modified, supplemented or amended except as set forth in landlord's request, and is in full force and effect (or in full force and effect as so modified, supplemented or amended), that the Base Rent, Additional Rent and any other charges arising hereunder have not been paid beyond the respective due dates immediately preceding the date of such request, that Tenant has no right of set-off or other defense to this Lease and of the truth of such other facts and conditions as shall have been requested to be certified, and shall constitute, as to any person entitled to rely as aforesaid, a waiver of any defaults which may exist prior to the date of such request. Notwithstanding the foregoing, Tenant's failure to furnish a Tenant Estoppel Certificate within said ten (10) day period shall constitute a default under this

Lease.

     39. Rights Reserved by Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

               a)   To change the name or street address of the Building.

               b) To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

               c) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable.

               d) To furnish door keys for the entry door(s) in the Premises on the Commencement Date and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to change no locks, and not to affix locks on doors without the prior written consent of the Landlord. Upon the expiration of the Tenn or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

               e) To designate and approve all window coverings used in the Building such approval not to be unreasonably withheld or delayed.

               f) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal load per square foot designated by the structural engineers for the Building such approval not to be unreasonably withheld or delayed To require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use, as limited by the Permitted Use, of the Premises without the prior written consent of Landlord. The movement of Tenant's property into or out of the Building or the Premises and within the Building are entirely at the risk and responsibility of Tenant.

               g) To enter the Premises in accordance with Section 14, and in the last year of the Term, to show the Premises to prospective tenants at reasonable times and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

               h) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises.

               i) To enter the Premises at any reasonable time to inspect the Premises and to make repairs or alterations as Landlord deems necessary, with due diligence and minimum disturbance.

               j) To alter the layout, design and/or use of the Building (but not the Premises) in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building as a first class office building is maintained.

     40.  Miscellaneous.

               a) Captions. The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

               b) Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

               c) Modification. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. Notwithstanding the foregoing, Landlord shall have the right at anytime, and form time to time, during the Term, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder; and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in Tenant receiving under this Lease less services than it is entitled to receive, nor services of a less quality. In addition, Tenant agrees to make such changes to this Lease as are required by any mortgagee, provided such changes do not substantially affect Tenant's rights and obligation hereunder.

               d) Interpretation. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

               e) Exhibits. Each writing or plan referred to herein as being attached as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

               f) Captions and Headings. The captions and headings of sections, subsections and the table of contents herein are for convenience only and are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Lease and are hot to be used in interpreting this Lease or for any other purpose in the event of any controversy.

               g) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of nine percent (9%).

               h) Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

               i) Joint and Several Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the members of which are, by virtue of any applicable law or regulation, subject to personal liability, the liability of each such member shall be joint and several.

               j) No Representations by Landlord. Landlord and Landlord's agents have made no representations, agreements, conditions, warranties, understandings or promises, either oral or written, other than as expressly set forth herein, with respect to this Lease, the Premises and/or the Building.

               k) Relationship of Parties. This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

               l) Choice of Law. The terms of this Lease shall be construed under the laws of the Commonwealth of Pennsylvania, and that exclusive jurisdiction and venue shall be in the Court of Common Pleas of the County in which the Property is located.

     41.  Additional Definitions.

               a) "Date of this Lease" or "date of this Lease" shall me, the date of acceptance of this Lease by the Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Preamble.

               b) "Landlord" as used herein includes the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had he originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after ceasing to hold title to the Premises. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies.

               c) "Tenant" as used herein includes the Tenant named above as well as its heirs, successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every person named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is permitted or has bee approved in writing by Landlord such approval not to be unreasonably withheld or delayed. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all of them.

               d) "Mortgage" and "Mortgagee" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground Landlord if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

               e) "Person" as used herein includes a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

               f) "Property" as used herein shall mean the Building and the lot, tract or parcel of land on which the Building is situated.

               g) "Rent" or "rent" as used herein shall mean all Fixed Basic Rent and Additional Rent reserved under this Lease.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

Landlord:                               EQUIVEST MANAGEMENT
--------
                                        CORPORATION, Agent



Date Signed: 7/31/98                    By: /s/ [ILLEGIBLE]
            ---------                      --------------------------------
                                           Name: [ILLEGIBLE]
                                                ---------------------------
                                           Title: [ILLEGIBLE]
                                                 --------------------------
                                        Attest:____________________________

Tenant:
------

Date Signed: 7-13-98                    ORAPHARMA, INC.
            ---------


                                        By: /s/ Michael D. Kishbauch
                                           --------------------------------
                                            Name: Michael D. Kishbauch
                                                 --------------------------
                                            Title: President & CEO
                                                  -------------------------
                                        Attest: /s/ [ILLEGIBLE]  - CFO
                                               ----------------------------

                                    RIDER A


RENEWAL OPTION:  Provided that this Lease has not been sooner terminated or
--------------
expired Tenant is hereby granted an option to renew this Lease for two (2) separate terms of five (5) years each upon the following terms and conditions:

At the time of the exercise of the option to renew and at the time of the said renewal, the Tenant shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

Nine (9) months and two (2) weeks before the Lease Termination Date (or the last day of the renewal term, as applicable), Landlord shall notify Tenant of Landlord's determination of the fair rental value for the Premises for the forthcoming renewal term.

Notice of the exercise of the option shall be sent to the Landlord in writing at least six (6) months but not more than nine (9) months before the expiration of the Term (or, if exercised by Tenant, the expiration of the prior renewal Term of this Lease.

Each renewal term shall be for a period of five (5) years, to commence at the expiration of the Term of this Lease, and all of the terms and conditions of this Lease, other than the Fixed Basic Rent, shall apply during any such renewal term.

The annual fixed basic rent to be paid during the renewal term shall not be less than that paid for the Premises during the last year of the original term of the Lease or the last year of the prior renewal term, if exercised. However, if the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Tenant shall pay such fair rental value. In determining the fair rental value, the Landlord shall notify Tenant of the fair rental value as established by Landlord. Should Tenant dispute Landlord's determination, then the Tenant shall be free to, at the Tenant's sole cost and expense, employ the services of an appraiser familiar with office buildings located within the Warminster and Ivyland Township, Pennsylvania area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Landlord and the Tenant's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building who shall render an appraisal, and in such event the judgment of a majority of the three appraisers shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Tenant shall pay the Landlord as of commencement of the renewal term, the Fixed Basic Rent as established by Landlord, subject to retroactive adjustment upon final determination of this issue.

                                   EXHIBIT A
                                   ---------


                             LOCATION OF PREMISES

                                  EXHIBIT A-1
                                  -----------


                              OFFICE BUILDING AREA

                                   EXHIBIT B
                                   ---------

                             RULES AND REGULATIONS

1.   OBSTRUCTION OF PASSAGEWAYS:  The sidewalks, parking lots or entrance, of
     --------------------------
the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress. Because the Premises are situated on the ground floor with direct access to the street, then Landlord shall, at Landlords expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2.   WINDOWS:  No article shall be thrown out of the doors or windows of the
     -------
Premises.

3.   PROJECTIONS FROM BUILDING:  No awnings, air-conditioning units, or other
     -------------------------
fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Landlord.

4.   SIGNS:  No sign or lettering shall be affixed by Tenant to any part of the
     -----
outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Landlord. However, Tenant shall have the night to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Landlord's approval.

5.   FLOOR COVERING:  If linoleum or other similar floor covering is used Tenant
     --------------
shall, at its sole cost and expense, remove such floor covering upon termination of this Lease and restore same to its condition as of the Commencement Date.

6.   INTERFERENCE WITH OCCUPANTS OF BUILDING:  Tenant shall not make, or permit
     ---------------------------------------
to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Tenant will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7.   LOCK KEYS:  No additional locks or bolts of any kind shall be placed on any
     ---------
of the doors or windows by Tenant without giving keys to Landlord. Tenant shall, on the termination of Tenant's tenancy, deliver to Landlord all keys to any space within the Building either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant shall pay to Landlord the cost thereof Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Tenant from installing a burglar alarm within the Premises, provided: (1) Tenant obtains Landlord's consent which will not be unreasonably withheld or delayed; (2) Tenant supplies Landlord with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Tenant.

8.   PROHIBITED ON PREMISES:  Tenant shall not conduct, or permit any other
     ----------------------
person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Tenant shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Office Building Area are prohibited and Tenant shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

9.   PLUMBING, ELECTRIC AND TELEPHONE WORK:  Plumbing facilities shall not be
     -------------------------------------
used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. When metered electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except by prior written consent of Landlord, and shall be done by contractors approved by Landlord. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc. shall be subject to Landlord's approval.

10.  MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER:
     ----------------------------------------------
[INTENTIONALLY DELETED]

11.  SAFES AND OTHER HEAVY EQUIPMENT:  Landlord reserves the right to prescribe
     -------------------------------
the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

12.  ADVERTISING:  Landlord shall have the right to prohibit any advertising by
     -----------
Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13.  NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS:  Landlord shall not
     -----------------------------------------------------
be responsible to Tenant for non-observance or violation of any of these rules and regulations by any other tenant, provided that Landlord shall notify other tenants of the Building of any complaint Landlord receives from Tenant concerning violations of these Rules and Regulations by such other tenants.

14.  PARKING:  Tenant and its employees shall park their cars only in those
     -------
portions of the parking area designated by Landlord.

15   RESERVATION OF RIGHTS:  Landlord hereby reserves to itself any and all
     ---------------------
rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

       a. the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purposes; and

       b. the right to change the name or address of the Building, without incurring any liability to Tenant for doing so; and

       c. the right to install and maintain a sign on the exterior of the Building; and

       d. the exclusive right to use or dispose of the use of the roof of the Building except that portion of the roof over the Premises; and

       e. the right to limit the space on the directory of the Building to be allotted to Tenant; and

       f. the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

16.  HEALTH AND SAFETY:  The Tenant shall be responsible for initiating,
     -----------------
maintaining and supervising all health and safety precautions and/or programs required by law in connection with the Tenant's use and occupancy of the Premises.
                                    --END--

                                   EXHIBIT C
                                   ---------


                                LANDLORD'S WORK

                                   EXHIBIT D
                                   ---------

                          TENANT ESTOPPEL CERTIFICATE

TO: ____________ ("_____________") pursuant to that certain _____________
Agreement (the "Agreement") dated ____________, 199_, by and between _____________________ and ________________________________ ("Lessor").

     1. The undersigned ("Lessee") is the lessee under that certain Lease dated ______________, 19__, by and between
_______________________________________, as lessor, and
___________________________, as lessee (the "Lease"), covering a portion of those certain premises commonly known and designated as __________________________________, Pennsylvania, consisting of approximately
____ square feet (the "Premises"). A true, complete and correct copy of the Lease is attached hereto as Exhibit "A".

     2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only lease or agreement between the undersigned and the Lessor affecting the Premises. If none, state "none".

_____________________________________________________________________________
_____________________________________________________________________________

     3. The undersigned has made no agreements with Lessor or its agents or employees, which are not described in the Lease concerning free rent, partial rent, rebate of rental payments or any other type of rental concession with respect to the Lease (except as indicated following this sentence). If none, state "none".

______________________________________________________________________________
______________________________________________________________________________

     4. The undersigned accepted possession of the Premises on ____________, 19__, currently occupies the Premises and has been open for business since ____________, 19__. The current term of the Lease began on ___________, 19__.
The current term of the Lease will expire on ____________, 19__, and Lessee has no present right to cancel or terminate the Lease under the terms thereof, or otherwise. No rent payable pursuant to the Lease has been prepaid for more than two (2) months, and no monies otherwise payable to Lessor under the Lease have been paid in advance of the due date therefor as set forth in the Lease. The fixed minimum rent currently being paid under the Lease is $_________ per month. Future changes to the fixed minimum rental are as set forth in the Lease. The undersigned also pays amounts for percentage rent, insurance and property tax escalations based upon the square footage of the Premises subject to the Lease, as set forth in the Lease, which amounts have been paid to and including ____________________, 199_.

     5. The Lease is fully valid and enforceable and is currently in full force and effect. Neither Lessor or Lessee is in default thereunder, and all conditions and obligations on the part of Lessor to be fulfilled under the terms of the Lease have been satisfied or fully performed including, without limitation, all required tenant improvements, allowances, alterations, installations and construction, and payment therefor has been made in full. Lessee has no offset, claim, defense or counterclaim against any rent or other sum payable by Lessee under the Lease or against any other obligation of Lessee under the Lease. No condition exists which with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

     6. Lessee has not suffered any assignment of the Lease or sublet the Premises or any portion thereof, and no person or entity, other than Lessee, has any possessory interest in the Premises or right to occupy the Premises or any portion thereof, except as permitted under the Lease.

     7. Lessee claims no night, title or interest in or to the Premises or right to possession of the Premises, except as lessee under the terms of the Lease. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase the Premises or any portion thereof or the real property of which the Premises are a part, except as otherwise set forth below. If none, state "none".

______________________________________________________________________________
______________________________________________________________________________

     8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy, laws of the United States or any state thereof, and. Lessee knows of no fact or pending or threatened claim or litigation that might result in the insolvency or bankruptcy of Lessee.

     9. Lessee is a [corporation][limited partnership][general partnership] duly organized and validly existing, and in good standing under the laws of the State of ______________ [and qualified to do business in the State where the Premises is located]. [________, a ____________, owns and holds all of the issued and outstanding stock in and of Lessee, and is a separate and distinct entity from Lessee].

     10. Lessee's occupancy of the Premises complies fully with all local, state and federal laws, ordinances, codes, rules, regulations and orders including, without limitation, those concerning hazardous wastes, hazardous materials, asbestos, oil and underground storage tanks. In addition, no such hazardous wastes, hazardous materials, asbestos, oil or underground storage tanks have been or are incorporated in, stored on or under, released from, treated on, transported to or from or disposed of, on or from the Premises or any portion thereof.

     11. All inspections, licenses, permits, consents, permissions, approvals and certificates required, whether by law, regulation or insurance standards, to be made or issued with respect to the conduct of Lessee's business, the Premises and the use and occupancy of the Premises by Lessee have been made by or issued by all necessary private parties, the appropriate governmental or quasi-governmental or other authorities having jurisdiction over the Premises and/or Lessee's business, are in full force and effect, and Lessee has not received notification from any such authority that Lessee or the Premises is in material noncompliance with such laws, regulations or standards, that the Premises is being used, operated or occupied unlawfully or that Lessee has failed to obtain such inspections, permits, consents, permissions, approvals, licenses or certificates, as the case may be. Lessee has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license, permit, consent, permission, approval or certificate.

     12. All insurance policies required to be maintained by Lessee under the Lease have been maintained, are in full force and effect and all premiums with respect thereto have been paid in full.

     13. Upon receipt of notice of the closing of the Purchase and sale of the Premises as set forth in the Agreement, Lessee shall recognize _____ as lessor under the Lease, and all payments of rent and other sums due to Lessor under the Lease and all communications permitted or required under the Lease shall be directed to _________________ c/o _____________________________________________
____________________________, and all communications permitted or required under the Lease shall be directed to Lessee at the address for Lessee set forth in the Lease (except as otherwise indicated following this sentence), unless and until otherwise specified in written notice by the party to whom notice is to be given at such address. If none, state "none".

____________________________________________________________________________
____________________________________________________________________________

     14. This certification is made to induce _______________________ [to enter into the Agreement] [to provide financing to Lessor] knowing that _____________________ is relying upon the truth of this Tenant Estoppel Certificate in [entering into the Agreement,] [providing such financing] and that [the acquisition of the Premises by _____________________ pursuant to the Agreement] [the financing provided to Lessor] shall be deemed good and valuable consideration to Lessee for the foregoing representations made by Lessee.

Dated this ___ day of ___________, 199_.

                                             LESSEE:

                                             ______________________________,
                                             a_____________________________


                                             BY:___________________________
                                                 Name:_____________________
                                                 Title: ___________________

                                   EXHIBIT E
                                   ---------

                          COMMENCEMENT DATE AGREEMENT


     THIS AGREEMENT made the ________ day of ________________, 199__ is by and between (hereafter "Landlord") whose address is ________________________________ and _________________________________________ (hereinafter "Tenant") whose address is:_____________________________________________.

                              STATEMENT OF FACTS
                              ------------------

     A. Landlord and Tenant entered into a Lease dated ________________, 199__ (hereinafter "Lease") setting forth the terms of occupancy by Tenant of approximately ______ rentable square feet on the ___(___) floor (hereinafter "Premises") at ___________________ (hereinafter "Building"); and

     B. The Term of the Lease is for ___________ (__) months with the Commencement Date of the initial Term being defined in the Preamble to the Lease as being subject to change under Section 4 thereof; and

     C. It has been determined in accordance with the provisions of Section 4 of the Lease that ___________, 199__ is the Commencement Date of the Term of the Lease.

                              STATEMENT OF TERMS
                              ------------------

     NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

     1. The Commencement Date of the Term of the Lease is ____________, 199__ and the Expiration Date thereof is ______________, 199__, and the Lease Preamble Articles 6 and 9 shall be deemed modified accordingly.

     2.   Article 10 of the Preamble shall be deemed modified as follows:

          This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease, adjust the Term of the Lease and Fixed Basic Rent amount accordingly.

     3. Except as modified herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Landlord and Tenant hereby ratify and confirm all the terms and conditions thereof.

     4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     5. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is valid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the night to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

     IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

                                             LANDLORD:


                                             _________________________________


                                             BY:______________________________
                                                Name:_________________________
                                                Title: _______________________
                                             Attest:__________________________

                                             TENANT:

                                             _________________________________


                                             BY:______________________________
                                                Name:_________________________
                                                Title: _______________________
                                             Attest:__________________________

                                       2